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                                                                  EXHIBIT 99.j-2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 29, 1999, relating to the financial statements and financial highlights of the Van Wagoner Emerging Growth Fund, the Van Wagoner Micro-Cap Fund, the Van Wagoner Mid-Cap Fund, the Van Wagoner Post-Venture Fund and the Van Wagoner Technology Fund, five of the portfolios of the Van Wagoner Funds, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Prospectus.




PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
February 24, 1999